UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2021

VERRA MOBILITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37979	81-3563824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 N. Alma School Road Mesa, Arizona (Address of principal executive offices)	85201 (Zip Code)

(480) 443-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Class A common stock, par value $0.0001 per share	VRRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐   Emerging growth company

☐   If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry Into a Material Definitive Agreement.

On April 29, 2021, Verra Mobility Corporation, a Delaware corporation (the “Company”) and Redflex Holdings Limited, a public company limited by shares, incorporated in Australia and listed on the Australian Securities Exchange (“Redflex”), entered into a Deed of Amendment and Consent (the “Amendment”) to amend that certain Scheme Implementation Agreement entered into by the Company and Redflex on January 21, 2021 (the “Agreement”).  As previously disclosed, the Agreement provides that a subsidiary of the Company will purchase, subject to certain conditions precedent, one hundred percent (100%) of the outstanding equity of Redflex (the “Transaction”). The Agreement was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K with the Securities and Exchange Commission on January 21, 2021.

The Amendment increases the consideration payable to Redflex shareholders in the Transaction from A$0.92 in cash per share to A$0.96 in cash per share (the “Price Increase”), resulting in an increase in the aggregate consideration payable by the Company under the Agreement from A$146.1 million to A$152.5 million (or approximately US$113.5 million to US$118.4 million) based on the exchange rate between the Australian Dollar and U.S. Dollar as of the date of this report.  Also, as previously disclosed, the Company will assume Redflex’s existing cash and indebtedness at the closing of the Transaction.  Except for the Price Increase, the material terms of the Agreement remain unchanged.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 2.1, which is incorporated herein by reference.

The Amendment has been attached to provide investors and security holders with information regarding its terms and is not intended to provide any factual information about the Company or Redflex. The warranties and undertakings in the Agreement and the Amendment were made only for the purpose of the Agreement and solely for the benefit of the parties to the Agreement as of specific dates. Such warranties and undertakings may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, may or may not have been accurate as of any specific date, and may be subject to important limitations and qualifications and may therefore not be complete. The warranties and undertakings in the Agreement and the Amendment may also be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the warranties and undertakings or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Redflex or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the warranties and undertakings may change after the date of the Amendment, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description of Exhibits
2.1	Deed of Amendment and Consent, dated as of April 30, 2021, by and between Verra Mobility Corporation and Redflex Holdings Limited.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2021	Verra Mobility Corporation

	By:	/s/ Patricia Chiodo
	Name:	Patricia Chiodo
	Title:	Chief Financial Officer

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